SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

SUB-ITEM 77O (1)


                            RULE 10F-3 REPORTING FORM

Name of Fund:     CDC NVEST STAR GROWTH FUND

Total Net Assets of Fund: $13,310,413

Issuer: HARTFORD FINANCIAL SERVICES

Underwriter(s) 1 GOLDMAN, SACHS & CO., BANK OF AMERICA SECURITIES LLC, JP MORGAN, SUNTRUST ROBINSON HUMPHREY, MORGAN STANLEY, CITIGROUP, EDWARD JONES & CO. L.P., WACHOVIA SECURITIES, UBS WARBURG, AG EDWARDS & SON, MERRILL LYNCH, AND WELLS FARGO SECURITIES

Affiliated Underwriter in the Syndicate:  MORGAN STANLEY

Date of Purchase:  05/19/2003

Date of Offering:  05/19/2003

Amount of Purchase 2  $9,995,000

Purchase Price:    $50.00
Commission or Spread:  $1.50


Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):

X The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

X The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

X    The underwriting was a firm commitment.

--------------------------------------------------------------
1    Attach a list of all members in the syndicate.
2 Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.

X The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

X IN RESPECT OF ANY SECURITIES OTHER THAN MUNICIPAL SECURITIES, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), OR IN RESPECT OF ANY MUNICIPAL SECURITIES, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

X The amount of the securities purchased by all of the Funds advised by the same investment adviser or sub-adviser did not exceed 25% of the principal amount of the offering.

X    The purchase price was not greater than 3% of the Fund's total assets.

X No underwriter which is an affiliate of the Fund's adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

X The purchase was not part of a group sale (or part of the institutional pot), or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.

____ Prior approval by President of the Fund and President or Managing Director of the investment adviser and/or sub-adviser.

SUB-ITEM 77O (2)

                            RULE 10F-3 REPORTING FORM



Name of Fund:     CDC NVEST STAR GROWTH FUND

Total Net Assets of Fund: $11,391,968

Issuer: AMYLIN PHARMACEUTICALS

Underwriter(s) 1   GOLDMAN, SACHS & CO., LEHMAN BROTHERS, MORGAN STANLEY,
BANC OF AMERICA SECURITIES LLC

Affiliated Underwriter in the Syndicate:  MORGAN STANLEY

Date of Purchase:  01/16/2003

Date of Offering:  01/16/2003

Amount of Purchase 2  $2,490,000

Purchase Price:    $16.60

Commission or Spread:  $.95

Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):

X The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

X The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

X    The underwriting was a firm commitment.


--------------------------------------------------------------
1    Attach a list of all members in the syndicate.
2 Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.

X The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

X IN RESPECT OF ANY SECURITIES OTHER THAN MUNICIPAL SECURITIES, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), OR IN RESPECT OF ANY MUNICIPAL SECURITIES, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

X The amount of the securities purchased by all of the Funds advised by the same investment adviser or sub-adviser did not exceed 25% of the principal amount of the offering.

X    The purchase price was not greater than 3% of the Fund's total assets.

X No underwriter which is an affiliate of the Fund's adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

X The purchase was not part of a group sale (or part of the institutional pot), or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.

___ Prior approval by President of the Fund and President or Managing Director of the investment adviser and/or sub-adviser.

SUB-ITEM 77O (3)

                                             RULE 10F-3 REPORTING FORM


Name of Fund:     CDC NVEST STAR GROWTH FUND

Total Net Assets of Fund: $13,310,413

Issuer:  PETCO

Underwriter(s) 1   GOLDMAN, SACHS & CO., MORGAN STANLEY, LEHMAN BROTHERS,
BEAR STEARNS & CO. INC., CIBC WORLD MARKETS, CITIGROUP, UBS WARBURG

Affiliated Underwriter in the Syndicate:  MORGAN STANLEY

Date of Purchase:  05/22/2003

Date of Offering:  05/22/2003

Amount of Purchase 2  $3,242,250

Purchase Price:    $19.65

Commission or Spread:  $0.74

Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):

X The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

X The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

X    The underwriting was a firm commitment.


--------------------------------------------------------------
1    Attach a list of all members in the syndicate.
2 Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.

X The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

X IN RESPECT OF ANY SECURITIES OTHER THAN MUNICIPAL SECURITIES, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), OR IN RESPECT OF ANY MUNICIPAL SECURITIES, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

X The amount of the securities purchased by all of the Funds advised by the same investment adviser or sub-adviser did not exceed 25% of the principal amount of the offering.

X    The purchase price was not greater than 3% of the Fund's total assets.

X No underwriter which is an affiliate of the Fund's adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

X The purchase was not part of a group sale (or part of the institutional pot), or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.

___ Prior approval by President of the Fund and President or Managing Director of the investment adviser and/or sub-adviser.